Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of ChromaDex Corporation and Subsidiaries on Form S-3 and as amended [File No. 333-222064, File No. 333-221245, File No. 333-218634 and File No. 333-176636] and on Form S-8 [File No. 333-226972, File No. 333-223889, File No. 333-221247, File No. 333-221246, File No. 333-196434, File No. 333-168029, File No. 333-154403 and File No. 333-154402] of our report dated March 7, 2019, with respect to our audits of the consolidated financial statements of ChromaDex Corporation and Subsidiaries as of December 31, 2018 and December 30, 2017 and for the years ended December 31, 2018 and December 30, 2017 and our report dated March 7, 2019 with respect to our audit of the effectiveness of internal control over financial reporting of ChromaDex Corporation and Subsidiaries as of December 31, 2018, which reports are included in this Annual Report on Form 10-K of ChromaDex Corporation and Subsidiaries for the year ended December 31, 2018.

/s/ Marcum llp

Marcum llp
New York, NY
March 7, 2019